LETTER FROM ROBERT MAY 1, 2024 Dear Investor, Cimpress delivered strong financial results in our third quarter, driven by a combination of revenue growth, gross margin expansion, and year-over-year operating expense efficiencies, and our outlook remains positive. Summary results for Q3 FY2024 compared to Q3 FY2023 are as follows: • Revenue grew 5% on a reported basis and 4% on an organic constant-currency basis. The timing of the Easter holiday dampened Q3 revenue growth year over year, as this holiday was in Q4 last year but at the end of Q3 this year. This timing difference has benefited our year-over-year growth rate in April 2024. • Input costs remained favorable relative to where we started the year. Our previously communicated cost reductions drove significant year-over-year savings as planned. We have now passed the anniversary of these cost reductions. • Consolidated operating income increased $51.4 million year over year to $39.2 million. $30.0 million of this year-over-year improvement is from lower restructuring charges, partially offset by an $11.2 million increase in share-based compensation expense. • Adjusted EBITDA increased $25.0 million year over year to $94.2 million. This includes a negative year- over-year currency impact of approximately $4.2 million, in line with our prior expectations. • Trailing-twelve-month operating income increased $258.7 million to $234.9 million at March 31, 2024 compared to the prior period. $52.4 million of this year-over-year improvement is from lower restructuring charges, partially offset by a $16.1 million increase in share-based compensation expense. • Trailing-twelve-month adjusted EBITDA increased $199.6 million to $463.2 million at March 31, 2024 compared to the prior period. • Operating cash flow decreased $4.2 million year over year to $8.4 million. • Adjusted free cash flow decreased $3.8 million year over year to an outflow of $16.6 million. This was driven by higher year-over-year working capital outflows this quarter that more than offset the higher year-over- year adjusted EBITDA. Note that on a year-to-date basis, adjusted free cash flow is up $155.6 million year over year. • We repurchased 1.1 million shares for $100.7 million during the third quarter and in April we repurchased an additional 0.2 million shares for $19.3 million. This totals 1.3 million shares for $120.0 million at an average price of $93.18 per share and a 5% reduction of our shares outstanding. These repurchases were pursuant to the $150 million board authorization disclosed last quarter and consistent with the limitation that we would exit FY2024 with net leverage at or below approximately 3.0x trailing-twelve-month EBITDA, which remains our expectation. • Our liquidity position remains strong with cash and marketable securities of $160.8 million at March 31, 2024 and full access to our $250.0 million revolving credit facility. During the month of April we also received net proceeds of $16.8 million from the sale of our building in Jamaica that had previously been classified as held for sale. • Net leverage at March 31, 2024 was 3.0 times trailing-twelve-month EBITDA as defined by our credit agreement. This compares to net leverage of 4.8x one year ago. Segment Commentary Vista grew Q3 revenue 5% on both a reported and organic constant-currency basis supported by increased total customer count for the third quarter in a row and continued growth in average order value. Vista revenue increased across all geographic markets, with significant growth in signage and promotional products, apparel and gifts. Vista continues to expand its product breadth and improve the customer experience, resulting in higher customer satisfaction and lower credit rates. Please see non-GAAP reconciliations at the end of this document. Page 2 of 27

Vista expanded segment EBITDA in Q3 FY2024 by $11.4 million to $71.8 million, a 19% increase from the same period last year. Segment EBITDA expansion was fueled by revenue growth, lower input costs and the cost reductions implemented in March 2023, partially offset by the gross margin impact of product mix changes. Vista’s advertising as a percentage of revenue increased year over year by 50 basis points for the quarter to 15.0%, with more efficient performance advertising offset by a slightly higher mix of spend in mid- and upper-funnel channels where we continue to see opportunities to drive awareness and consideration. PrintBrothers and The Print Group (our combined Upload & Print businesses) Q3 revenue grew year over year by 8% and 3%, respectively (6% combined), and 6% and 2%, respectively, on an organic constant-currency basis (4% combined). Order volumes continued to grow in these businesses, partially offset by lower per-order quantities in some product categories and weaker demand from reseller customers than from direct end-customer purchases. Combined Upload & Print EBITDA expanded $5.5 million, or 19% year over year, driven by revenue growth, lower input costs, operating expense efficiencies and $0.6 million of year-over-year currency benefit. Gross margins strengthened from reductions in raw material, energy and shipping costs. National Pen revenue grew 10% on both a reported basis and an organic constant-currency basis during Q3 FY2024 driven by continued strength in its e-commerce and telesales channels, as well as from fulfillment for other Cimpress businesses. EBITDA improved $8.2 million as a result of revenue growth, efficiency gains and a reduction in advertising as a percent of revenue. All Other Businesses Q3 revenue was flat year over year on a reported and constant-currency basis. BuildASign, the largest business in this segment, drove strong growth in signage products and from fulfillment for other Cimpress businesses, but this was offset by continued year-over-year headwinds in real-estate-related products and home decor products. Segment EBITDA declined due to the combination of flat revenue and less efficient ad spend at BuildASign, while smaller Brazil-based Printi continued to reduce its losses year over year. Central and Corporate Costs excluding unallocated share-based compensation decreased $3.4 million year over year in Q3 FY2024 as a result of savings from our recent cost reductions. Overall, share-based compensation expense is higher year over year due to our continued strength in profits and cash flow relative to our performance- based targets for long-term incentives in Cimpress central teams and Vista. Outlook, New Leverage Policy and Capital Allocation Over the past five quarters we have provided detailed near-term financial guidance, which we believed was necessary to be clear about our plan to substantially increase adjusted EBITDA and adjusted free cash flow. Our financial results demonstrate how we have delivered on that plan: trailing-twelve-month adjusted EBITDA as of March 2024 has grown by $235 million (103%) from December 2022, and by nearly $200 million (76%) from March 2023. About half of the year-over-year improvement came from cost reductions, and the rest came from revenue growth, operating efficiencies and the normalization of input costs. This, and the resulting cash flow improvement, nearly halved our net leverage from December 2022 even as we still invested significantly in our capabilities, growth and share repurchases. We remain confident that we will meet or exceed our prior FY2024 guidance for revenue growth, operating income, adjusted EBITDA, adjusted free cash flow and ending net leverage. Having addressed the reason we were providing the more detailed near-term guidance, moving forward we will replace it with multi-year guidance commentary. As we look ahead to FY2025 and beyond, we believe our businesses will continue to capitalize on our strengths, improve the customer experience, and drive more scale-based advantages. We think we have ample opportunities to do so and we will continue our focus on execution. We expect to grow consolidated constant-currency organic revenue on an annual basis at mid-single-digit growth rates, possibly a little higher. We expect to drive further adjusted EBITDA margin leverage, which we expect to result in annual adjusted EBITDA that grows slightly faster than revenue. We expect the annual conversion rate of adjusted EBITDA to adjusted free cash flow to be approximately 45% to 50%, with fluctuations within that range from year to year. Please see non-GAAP reconciliations at the end of this document. Page 3 of 27

We have adopted a new leverage policy, which is to target net leverage at or below approximately 2.5x trailing- twelve-month EBITDA as defined by our credit facility. We may, from time-to-time, increase leverage to as high as approximately 3.0x for investments that we believe to have good returns and with a clear path to delever to the target of approximately 2.5x or below. We believe we could reach this 2.5x net leverage target in FY2025. However, if we continue to have attractive opportunities for share repurchases next fiscal year, we expect to exit FY2025 with net leverage at or below approximately 2.75x. From a capital allocation perspective, subject to the commentary in the prior paragraph, through FY2025 we expect to: • Continue with roughly similar levels of operating expense growth investment as the current run rate. • Increase capital expenditures based on opportunities we see for new products and productivity-enhancing production equipment. • Not deploy significant capital to M&A. • Repurchase shares and/or debt if available at an attractive price. Conclusion We remain focused on execution and our team is motivated and incentivized to continue the strong financial progress we have demonstrated. I remain grateful for your support as we strive to enhance the value we deliver to our customers and long-term investors. Sincerely, Robert S. Keane Founder, Chairman & CEO Cimpress will host a public earnings call tomorrow, May 2, 2024 at 8:00 am ET, which you can join via the link on the events section of ir.cimpress.com. You may presubmit questions by emailing ir@cimpress.com, and you may also ask questions via chat during the live call. Please see non-GAAP reconciliations at the end of this document. Page 4 of 27

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND

$ in thousands, except percentages

REVENUE BY REPORTABLE SEGMENT, TOTAL REVENUE AND INCOME FROM OPERATIONS:

	Q3 FY2022	Q3 FY2023	Q3 FY2024	YTD FY2022	YTD FY2023	YTD FY2024
Vista	$ 349,216	$ 396,642	$ 417,896	$1,146,810	$1,203,747	$1,299,694
PrintBrothers	119,960	139,569	150,304	383,011	420,866	467,673
The Print Group	75,361	85,504	88,049	238,311	251,663	261,856
National Pen	72,243	81,113	89,181	266,224	283,400	307,008
All Other Businesses	48,486	49,037	49,103	154,076	160,862	161,186
Inter-segment eliminations	(7,854)	(9,701)	(13,945)	(23,705)	(29,757)	(38,172)
Total revenue	**$ 657,412**	**$ 742,164**	**$ 780,588**	**$2,164,727**	**$2,290,781**	**$2,459,245**
Reported revenue growth	*15 %*	*13 %*	*5 %*	*12 %*	*6 %*	*7 %*
Organic constant currency revenue growth	*17 %*	*16 %*	*4 %*	*9 %*	*11 %*	*5 %*
Income from operations	**$ (28,437)**	**$ (12,197)**	**$ 39,238**	**$ 74,483**	**$ 3,414**	**$ 181,017**
Income from operations margin	*(4)%*	*(2)%*	*5 %*	*3 %*	*— %*	*7 %*

EBITDA BY REPORTABLE SEGMENT ("SEGMENT EBITDA") AND ADJUSTED EBITDA:

	Q3 FY2022	Q3 FY2023	Q3 FY2024	YTD FY2022	YTD FY2023	YTD FY2024
Vista	$ 25,534	$ 60,392	$ 71,802	$ 183,220	$ 146,286	$ 249,402
PrintBrothers	12,392	15,886	16,809	47,280	50,386	64,976
The Print Group	11,923	13,589	18,190	42,670	39,490	50,240
National Pen	(898)	(3,336)	4,815	22,653	20,150	22,377
All Other Businesses	6,044	5,036	3,966	17,199	16,620	18,407
Total segment EBITDA	**$ 54,995**	**$ 91,567**	**$ 115,582**	**$ 313,022**	**$ 272,932**	**$ 405,402**
Central and corporate costs	(34,264)	(38,384)	(34,949)	(100,089)	(109,488)	(99,161)
Unallocated share-based compensation	(1,820)	3,937	(4,523)	(4,851)	6,661	(8,058)
Exclude: share-based compensation expense[1]	12,704	7,242	18,397	36,215	29,264	48,499
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	2,011	4,783	(349)	(987)	26,553	2,646
Adjusted EBITDA	**$ 33,626**	**$ 69,145**	**$ 94,158**	**$ 243,310**	**$ 225,922**	**$ 349,328**
Adjusted EBITDA margin	*5 %*	*9 %*	*12 %*	*11 %*	*10 %*	*14 %*
Adjusted EBITDA year-over-year (decline) growth	*(39)%*	*106 %*	*36 %*	*(15)%*	*(7)%*	*55 %*

[1] SBC expense listed above excludes the portion included in restructuring-related charges to avoid double counting.

Please see non-GAAP reconciliations at the end of this document.

Page 5 of 27

SUMMARY CONSOLIDATED RESULTS: THREE-YEAR TREND (CONTINUED)

$ in thousands, except where noted

CASH FLOW AND OTHER METRICS:

	Q3 FY2022	Q3 FY2023	Q3 FY2024	YTD FY2022	YTD FY2023	YTD FY2024
Net cash provided by (used in) operating activities	$ (48,195)	$ 12,599	$ 8,427	$ 131,716	$ 68,474	$ 225,627
Net cash provided by (used in) investing activities	28,654	(1,782)	(14,314)	(48,627)	(108,351)	(44,709)
Net cash provided by (used in) financing activities	(49,389)	(13,051)	(110,351)	(98,746)	(125,766)	(157,506)
Adjusted free cash flow[1,2]	(79,908)	(12,833)	(16,647)	43,939	(11,329)	144,242
Cash interest, net[2]	13,022	16,996	18,867	61,308	62,788	79,348

COMPONENTS OF ADJUSTED FREE CASH FLOW:

	Q3 FY2022	Q3 FY2023	Q3 FY2024	YTD FY2022	YTD FY2023	YTD FY2024
Adjusted EBITDA	$ 33,626	$ 69,145	$ 94,158	$ 243,310	$ 225,922	$ 349,328
Cash restructuring payments	—	(5,032)	(459)	(244)	(14,859)	(7,397)
Cash taxes	(7,762)	(12,328)	(12,873)	(23,587)	(23,494)	(39,307)
Other changes in net working capital and other reconciling items	(61,037)	(22,190)	(53,532)	(26,455)	(56,307)	2,351
Purchases of property, plant and equipment	(15,603)	(10,996)	(10,470)	(42,142)	(37,486)	(44,425)
Capitalization of software and website development costs	(17,741)	(14,935)	(15,035)	(49,875)	(44,181)	(43,379)
Proceeds from sale of assets[1]	1,631	499	431	4,240	1,864	6,419
Adjusted free cash flow before cash interest, net	**$ (66,886)**	**$ 4,163**	**$ 2,220**	**$ 105,247**	**$ 51,459**	**$ 223,590**
Cash interest, net[2]	(13,022)	(16,996)	(18,867)	(61,308)	(62,788)	(79,348)
Adjusted free cash flow[1,2]	**$ (79,908)**	**$ (12,833)**	**$ (16,647)**	**$ 43,939**	**$ (11,329)**	**$ 144,242**

[1] *During the three months ended September 30, 2023, we revised our adjusted free cash flow metric to include proceeds from the sale of assets, which we believe provides useful information regarding the return on tangible or intangible assets which were used in operations. We have revised our presentation of all prior periods presented to reflect our revised adjusted free cash flow metric.*

[2] *Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to the third quarter of FY2023, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

Please see non-GAAP reconciliations at the end of this document.

Page 6 of 27

INCOME STATEMENT HIGHLIGHTS Revenue & Reported Revenue Growth (Decline) $657 $723 $703 $845 $742 $789 $757 $921 $781 15% 14% 7% (1)% 13% 9% 8% 9% 5% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Gross Profit ($M) & Gross Margin (%) $310 $340 $326 $390 $347 $376 $359 $458 $376 47% 47% 46% 46% 47% 48% 47% 50% 48% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 GAAP Operating Income (Loss) ($M) & Margin (%) (Quarterly) ($28) ($27) ($18) $34 ($12) $54 $34 $108 $39 (4)% (4)% (3)% 4% (2)% 7% 5% 12% 5% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Adjusted EBITDA ($M) & Margin (%) (Quarterly) $34 $38 $46 $111 $69 $114 $89 $166 $94 5% 5% 7% 13% 9% 14% 12% 18% 12% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Organic Constant-Currency Revenue Growth 17% 19% 14% 5% 16% 9% 4% 6% 4% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Contribution Profit ($M) & Contribution Margin (%) $201 $215 $204 $259 $236 $267 $236 $319 $260 31% 30% 29% 31% 32% 34% 31% 35% 33% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 GAAP Operating Income (Loss) ($M) & Margin (%) (TTM) $84 $47 $12 ($40) ($24) $57 $109 $183 $235 3% 2% —% (1)% (1)% 2% 3% 6% 7% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Adjusted EBITDA ($M) & Margin (%) (TTM) $306 $281 $259 $228 $264 $340 $383 $438 $463 11% 10% 9% 8% 9% 11% 12% 14% 14% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Please see non-GAAP reconciliations at the end of this document. Page 7 of 27

CASH FLOW Cash Flow from Operations ($M) (Quarterly) $(48) $88 $(25) $81 $13 $62 $42 $175 $8 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Adjusted Free Cash Flow & Cash Interest, Net ($M) (Quarterly) ($80) $71 ($52) $54 ($13) $35 $11 $150 ($17) $13 $34 $13 $33 $17 $40 $21 $40 $19 FCF Cash interest, net Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (Quarterly) (1) $16 $12 $12 $15 $11 $16 $23 $11 $10 $18 $15 $15 $14 $15 $14 $14 $14 $15 $34 $27 $27 $29 $26 $30 $37 $25 $26 Capital expenditures Capitalized software Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 (1) Values may not sum to total due to rounding. Cash Flow from Operations ($M) (TTM) $178 $220 $158 $96 $156 $130 $198 $292 $287 Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Adjusted Free Cash Flow & Cash Interest, Net ($M) (TTM) $61 $115 $49 $(8) $59 $23 $87 $183 $179 $111 $95 $94 $92 $96 $103 $110 $117 $119 FCF Cash interest, net Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Capital Expenditures & Capitalization of Software & Website Development Costs ($M) (TTM) $58 $54 $57 $54 $49 $54 $65 $61 $61 $65 $65 $65 $62 $60 $58 $57 $57 $57 $123 $119 $122 $116 $109 $112 $122 $118 $118 Capital expenditures Capitalized software Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Please see non-GAAP reconciliations at the end of this document. Page 8 of 27

CAPITAL STRUCTURE

Net Debt (1)

($M)	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
Cash / equivalents	$ 162	$ 277	$ 132	$ 111	$ 115	$ 130	$ 125	$ 274	$ 154
Marketable securities	$108	$50	$124	$102	$75	$43	$23	$17	$6
HY notes	($600)	($600)	($600)	($600)	($600)	($548)	($527)	($522)	($522)
Term loans	($1,121)	($1,097)	($1,076)	($1,100)	($1,103)	($1,099)	($1,087)	($1,098)	($1,088)
Revolver	$—	$—	$—	$—	$—	$—	$—	$—	$—
Other debt	($9)	($8)	($7)	($7)	($8)	($7)	($6)	($6)	($5)
Net debt	($1,461)	($1,378)	($1,427)	($1,494)	($1,520)	($1,481)	($1,473)	($1,335)	($1,454)

(1) Excludes debt issuance costs, debt premiums and discounts. Values may not sum to total due to rounding.

Weighted Average Shares Outstanding (Millions) (2)



Basic
Diluted
26.1
26.1
26.2
26.2
26.3
26.6
27.1
27.2
26.2
26.1
26.1
26.2
26.2
26.3
26.3
26.5
26.6
26.2
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24

(2) Basic and diluted shares are the same in certain periods where we reported a GAAP net loss.

Consolidated Net Leverage Ratios (3)



Consolidated net leverage
Senior secured net leverage
4.44
4.23
4.82
5.52
4.83
3.90
3.51
2.87
3.01
2.65
2.42
2.82
3.34
2.97
2.49
2.29
1.78
1.95
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24

(3) Consolidated Net Leverage Ratios as calculated per our credit agreement definitions.

Please see non-GAAP reconciliations at the end of this document.

Page 9 of 27

SEGMENT RESULTS

VISTA


Revenue ($M) & Reported Revenue Growth
Quarterly
$349
$368
$369
$438
$397
$410
$397
$485
$418
8%
6%
6%
(2)%
14%
11%
7%
11%
5%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24


Organic Constant-Currency Revenue
Growth
Quarterly
8%
8%
8%
2%
16%
12%
6%
9%
5%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24


Gross Profit ($M) & Gross Margin (%)
Quarterly
$193
$208
$199
$229
$219
$230
$219
$274
$230
55%
56%
54%
52%
55%
56%
55%
56%
55%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24


Advertising ($M) & as % of Revenue
Quarterly (1)
Lower-funnel ($M)
Mid- & upper-funnel ($M)
Total as % of revenue
$62
$10
$51
18%
$81
$17
$64
22%
$68
$19
$49
18%
$77
$20
$57
18%
$57
$10
$47
15%
$60
$18
$42
15%
$58
$11
$46
15%
$80
$18
$61
17%
$63
$15
$48
15%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24

(1) Values may not sum to total due to rounding.


Segment EBITDA ($M) & Segment EBITDA
Margin (%)
Quarterly
$26
$12
$31
$55
$60
$78
$74
$103
$72
7%
3%
8%
13%
15%
19%
19%
21%
17%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24

Please see non-GAAP reconciliations at the end of this document.

Page 10 of 27

UPLOAD AND PRINT PRINTBROTHERS: Revenue ($M) & Reported Revenue Growth Quarterly $120 $144 $133 $149 $140 $158 $152 $165 $150 28% 36% 6% 8% 16% 9% 15% 11% 8% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Organic Constant-Currency Revenue Growth Quarterly 36% 52% 22% 18% 22% 7% 6% 5% 6% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Gross Profit ($M) & Gross Margin (%) Quarterly $31 $38 $34 $40 $36 $42 $41 $51 $43 26% 26% 25% 27% 26% 27% 27% 31% 28% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly $12 $19 $15 $20 $16 $20 $20 $28 $17 10% 14% 11% 13% 11% 13% 13% 17% 11% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 THE PRINT GROUP: Revenue ($M) & Reported Revenue Growth Quarterly $75 $91 $77 $89 $86 $95 $81 $93 $88 26% 25% 6% (1)% 13% 4% 5% 4% 3% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 0 100 Organic Constant-Currency Revenue Growth Quarterly 35% 42% 24% 11% 19% 2% (3)% (1)% 2% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Gross Profit ($M) & Gross Margin (%) Quarterly $25 $32 $25 $30 $31 $38 $30 $34 $34 33% 35% 32% 33% 36% 40% 37% 37% 38% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly $12 $16 $12 $14 $14 $21 $14 $18 $18 16% 18% 16% 15% 16% 22% 17% 20% 21% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Please see non-GAAP reconciliations at the end of this document. Page 11 of 27

NATIONAL PEN



Revenue ($M) & Reported Revenue Growth
Quarterly
$72
$76
$82
$121
$81
$83
$87
$131
$89
16%
10%
18%
(3%)
12%
10%
7%
8%
10%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24



Organic Constant-Currency Revenue Growth
Quarterly
19%
14%
24%
3%
15%
10%
5%
5%
10%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24



Gross Profit ($M) & Gross Margin (%)
Quarterly
$38
$39
$44
$65
$41
$42
$45
$72
$48
53%
52%
54%
54%
51%
50%
52%
55%
54%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24



Segment EBITDA (Loss) ($M) &
Segment EBITDA (Loss) Margin (%)
Quarterly
(1%)
($1)
$4
6%
(2%)
($1)
$25
21%
(4%)
($3)
$4
4%
(10%)
($8)
$26
20%
$5
5%
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24

Please see non-GAAP reconciliations at the end of this document.

Page 12 of 27

ALL OTHER BUSINESSES Revenue ($M) & Reported Revenue Growth Quarterly $48 $52 $52 $60 $49 $53 $52 $60 $49 10% 5% 8% 4% 1% 2% —% —% —% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Gross Profit ($M) & Gross Margin (%) Quarterly $22 $25 $24 $27 $20 $24 $24 $27 $21 46% 48% 46% 45% 42% 46% 46% 45% 43% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Organic Constant-Currency Revenue Growth Quarterly 5% 3% 8% 3% 1% 2% (1%) —% —% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Segment EBITDA ($M) & Segment EBITDA Margin (%) Quarterly $6 $6 $6 $5 $5 $9 $6 $8 $4 12% 12% 12% 9% 10% 16% 12% 13% 8% Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Please see non-GAAP reconciliations at the end of this document. Page 13 of 27

CENTRAL AND CORPORATE COSTS Central and Corporate Costs ($M) Quarterly (1) $12 $13 $13 $13 $16 $12 $12 $12 $12 $16 $18 $17 $17 $17 $17 $17 $17 $19 $6 $7 $6 $6 $6 $3 $3 $3 $3$2 $2 $(1) $(2) $(4) ($1) $— $4 $5 $36 $39 $35 $34 $34 $31 $32 $36 $39 Corporate Costs Central Operating Costs MCP Investment Unallocated SBC Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Central and Corporate Costs ($M) TTM (1) $46 $47 $48 $50 $54 $53 $52 $52 $48 $62 $66 $67 $68 $68 $68 $68 $68 $71 $25 $24 $25 $25 $24 $21 $18 $15 $12 $9 $7 $5 $1 $(5) ($8) ($7) ($2) $7 $142 $144 $145 $143 $142 $134 $131 $133 $138 Corporate Costs Central Operating Costs MCP Investment Unallocated SBC Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 (1) Values may not sum to total due to rounding. Please see non-GAAP reconciliations at the end of this document. Page 14 of 27

CURRENCY IMPACTS

Changes in currency rates positively impacted our year-over-year reported revenue growth in Q3 FY2024 by 100 basis points. There are many natural expense offsets in local currencies in our business, so the net currency impact to our bottom line is less pronounced than it is to revenue.

We enter into currency derivative contracts to hedge the risk for certain currencies where we have a net adjusted EBITDA exposure. We do not apply hedge accounting to these hedges, which increases the volatility of the gains or losses that are included in our net income from quarter to quarter. Realized and unrealized gains or losses from these hedges are recorded in Other income (expense), net, along with other currency-related gains or losses. The realized gains or losses on certain hedging contracts are added to our adjusted EBITDA to show the economic impact of our hedging activities.

Our Other income (expense), net was ($3.7) million in Q3 FY2024, mainly driven by:

- Realized losses on certain currency hedges intended to hedge EBITDA were $0.3 million in Q3. These realized losses affect our net income, adjusted EBITDA, and adjusted free cash flow. They are not allocated to segment-level EBITDA.
- Other net losses were $3.4 million in Q3, a mix of realized losses and unrealized gains on the revaluation of currency derivatives, and intercompany, cash and debt balances. These are included in our net income but excluded from our adjusted EBITDA.

On the right side of this page is a table describing the directional net currency impacts when compared to the prior-year period, as well as a table describing impacts to segment EBITDA.

	Y/Y Impact from Currency*	
Financial Measure	**Q3 FY2024**	**YTD FY2024**
Revenue	Positive	Positive
Operating income	Neutral	Positive
Net income	Negative	Negative
Adjusted EBITDA	Negative	Negative
Adjusted free cash flow	Negative	Negative

**Net income includes both realized and unrealized gains or losses from currency hedges and intercompany loan balances. Adjusted EBITDA includes only realized gains or losses from certain currency hedges. Adjusted free cash flow includes realized gains or losses on currency hedges as well as the currency impact of the timing of receivables, payments and other working capital settlements. Revenue, operating income and segment EBITDA do not reflect any impacts from currency hedges or balance sheet translation.*

	Y/Y Impact from Currency*	
Segment EBITDA	**Q3 FY2024**	**YTD FY2024**
Vista	Neutral	$4.5M
Upload & Print	$0.6M	$5.7M
National Pen	Neutral	($1.4)M
All Other Businesses	Neutral	Neutral

**Realized gains or losses on currency hedges that we include in adjusted EBITDA are not allocated to segment-level EBITDA.*



Other Income (Expense), Net ($M)
$12
$23
$27
($17)
$1
$7
$6
$—
($4)
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24



Realized Gains (Losses) on Certain Currency Derivatives Intended to Hedge EBITDA ($M)
$2
$5
$7
$15
$5
$3
$2
$1
$—
Q3FY22
Q4FY22
Q1FY23
Q2FY23
Q3FY23
Q4FY23
Q1FY24
Q2FY24
Q3FY24

Please see non-GAAP reconciliations at the end of this document. Page 15 of 27

CIMPRESS PLC CONSOLIDATED BALANCE SHEETS (unaudited in thousands, except share and per share data) March 31, 2024 June 30, 2023 Assets Current assets: Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 154,338 $ 130,313 Marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6,499 38,540 Accounts receivable, net of allowances of $8,068 and $6,630, respectively . . . . . . . . . . . . . . . . . 71,070 67,353 Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 96,319 107,835 Prepaid expenses and other current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113,952 96,986 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 442,178 441,027 Property, plant and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 270,040 287,574 Operating lease assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70,459 76,776 Software and website development costs, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92,701 95,315 Deferred tax assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9,435 12,740 Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 779,263 781,541 Intangible assets, net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83,235 109,196 Marketable securities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 4,497 Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37,002 46,193 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,784,313 $ 1,854,859 Liabilities, noncontrolling interests and shareholders’ deficit Current liabilities: Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 269,108 $ 285,784 Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 271,093 257,109 Deferred revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49,838 44,698 Short-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,935 10,713 Operating lease liabilities, current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19,315 22,559 Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15,631 24,469 Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 635,920 645,332 Deferred tax liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47,221 47,351 Long-term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,590,676 1,627,243 Operating lease liabilities, non-current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54,160 56,668 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79,591 90,058 Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2,407,568 2,466,652 Redeemable noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,140 10,893 Shareholders’ deficit: Preferred shares, nominal value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — Ordinary shares, nominal value €0.01 per share, 100,000,000 shares authorized; 43,611,795 and 44,315,855 shares issued; 25,640,548 and 26,344,608 shares outstanding, respectively . . 610 615 Treasury shares, at cost, 17,971,247 for both periods presented . . . . . . . . . . . . . . . . . . . . . . . . . . . (1,363,550) (1,363,550) Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 561,930 539,454 Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 206,295 235,396 Accumulated other comprehensive loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (41,303) (35,060) Total shareholders’ deficit attributable to Cimpress plc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (636,018) (623,145) Noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 623 459 Total shareholders' deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (635,395) (622,686) Total liabilities, noncontrolling interests and shareholders’ deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,784,313 $ 1,854,859 Page 16 of 27

CIMPRESS PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2024	2023	2024	2023
Revenue	$780,588	$742,164	$2,459,245	$2,290,781
Cost of revenue (1)	404,668	394,908	1,266,874	1,228,036
Technology and development expense (1)	83,790	78,287	238,081	230,485
Marketing and selling expense (1, 2)	191,591	187,234	595,622	593,312
General and administrative expense (1)	54,254	52,578	151,388	156,441
Amortization of acquired intangible assets	6,919	11,239	25,986	35,951
Restructuring expense (1)	128	30,115	277	43,142
Income (loss) from operations	39,238	(12,197)	181,017	3,414
Other (expense) income, net	(3,651)	1,377	2,377	11,382
Interest expense, net	(30,158)	(30,515)	(89,946)	(83,918)
Gain on early extinguishment of debt	—	—	1,721	—
Income (loss) before income taxes	5,429	(41,335)	95,169	(69,122)
Income tax expense	10,610	8,475	35,527	143,969
Net (loss) income	(5,181)	(49,810)	59,642	(213,091)
Add: Net loss (income) attributable to noncontrolling interest	1,203	484	(961)	(1,676)
Net (loss) income attributable to Cimpress plc	($3,978)	($49,326)	$58,681	($214,767)
Basic net (loss) income per share attributable to Cimpress plc	($0.15)	($1.88)	$2.22	($8.19)
Diluted net (loss) income per share attributable to Cimpress plc	($0.15)	($1.88)	$2.16	($8.19)
Weighted average shares outstanding — basic	26,216,216	26,268,301	26,432,423	26,226,989
Weighted average shares outstanding — diluted	26,216,216	26,268,301	27,143,619	26,226,989

(1) Share-based compensation is allocated as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2024	2023	2024	2023
Cost of revenue	$ 245	$ 42	$ 641	$ 411
Technology and development expense	5,692	2,500	15,601	9,808
Marketing and selling expense	3,318	(323)	8,625	3,888
General and administrative expense	9,142	5,023	23,632	15,157
Restructuring expense	—	1,492	—	2,141

(2) Marketing and selling expense components are as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2024	2023	2024	2023
Advertising	$ 101,922	$ 97,508	$ 332,547	$ 322,497
Payment processing	14,449	13,634	45,211	41,228
All other marketing and selling expense	75,220	76,092	217,864	229,587

Page 17 of 27

CIMPRESS PLC CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited in thousands) Three Months Ended March 31, Nine Months Ended March 31, 2024 2023 2024 2023 Operating activities Net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (5,181) $ (49,810) $ 59,642 $ (213,091) Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37,072 39,751 116,103 121,567 Share-based compensation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18,397 8,734 48,499 31,405 Deferred taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3,185 (943) 1,070 115,984 Gain on early extinguishment of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (1,721) — Unrealized gain (loss) on derivatives not designated as hedging instruments included in net (loss) income . . . . . . . . . . . . . . . . . . . . . . . . (9,420) 6,615 (4,552) 32,512 Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency . . . . . . . . . . . . . . . . . . . . . . . . . . 11,041 (1,990) 378 (6,972) Other non-cash items . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,313 3,292 543 15,200 Changes in operating assets and liabilities, net of effects of businesses acquired: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (8,950) 625 (6,429) (4,840) Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,697 23,654 7,006 (2,595) Prepaid expenses and other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 4,079 8,105 4,960 (5,071) Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (66,481) (55,954) (11,464) (44,994) Accrued expenses and other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . 21,675 30,520 11,592 29,369 Net cash provided by operating activities 8,427 12,599 225,627 68,474 Investing activities Purchases of property, plant and equipment . . . . . . . . . . . . . . . . . . . . . . . . (10,470) (10,996) (44,425) (37,486) Business acquisitions, net of cash acquired . . . . . . . . . . . . . . . . . . . . . . . . — — — (498) Capitalization of software and website development costs . . . . . . . . . . . (15,035) (14,935) (43,379) (44,181) Proceeds from the sale of assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 431 499 6,419 1,864 Purchases of marketable securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (84,030) Proceeds from maturity of held-to-maturity investments . . . . . . . . . . . . . . 10,760 27,780 36,676 60,110 Proceeds from the sale of subsidiaries, net of transaction costs and cash divested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (4,130) — (4,130) Net cash used in investing activities (14,314) (1,782) (44,709) (108,351) Financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Proceeds from borrowings of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 366 38,264 886 48,264 Payments of debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (4,108) (41,361) (11,783) (57,947) Payments for repurchase of 7% Senior Notes due 2026 . . . . . . . . . . . . . — — (24,471) — Payments of debt issuance costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — — (51) Payments of purchase consideration included in acquisition-date fair value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — (6,875) — (7,100) Payments of withholding taxes in connection with equity awards . . . . . . (3,881) (1,439) (14,069) (3,809) Payments of finance lease obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (2,621) (1,753) (7,501) (6,017) Purchase of noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (65) — (65) (95,567) Purchase of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (100,729) — (100,729) — Proceeds from issuance of ordinary shares . . . . . . . . . . . . . . . . . . . . . . . . 687 — 775 — Distributions to noncontrolling interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . — — (549) (3,652) Other financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 113 — 113 Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (110,351) (13,051) (157,506) (125,766) Effect of exchange rate changes on cash . . . . . . . . . . . . . . . . . . . . . . . . . . (3,632) 1,815 613 3,580 Change in cash held for sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . — 4,130 — — Net (decrease) increase in cash and cash equivalents . . . . . . . . . . . . . . . (119,870) 3,711 24,025 (162,063) Cash and cash equivalents at beginning of period . . . . . . . . . . . . . . . . . . 274,208 111,279 130,313 277,053 Cash and cash equivalents at end of period . . . . . . . . . . . . . . . . . . . . . . . . $ 154,338 $ 114,990 $ 154,338 $ 114,990 Page 18 of 27

ABOUT NON-GAAP FINANCIAL MEASURES: To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: Constant-currency revenue growth, constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the last twelve months, constant-currency gross profit growth, adjusted EBITDA, adjusted free cash flow and cash interest, net: • Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Constant-currency revenue growth excluding revenue from acquisitions and divestitures made during the past twelve months excludes the impact of currency as defined above. The organic constant-currency growth rate excludes 99designs revenue from Q2 FY2021 through Q1 FY2022, Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition. • Constant-currency gross profit growth is estimated by translating all non-U.S. dollar denominated revenue and cost of revenue generated or incurred in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. • Adjusted EBITDA is defined as GAAP operating income plus depreciation and amortization plus share-based compensation expense plus proceeds from insurance not already included in operating income plus earn-out related charges plus certain impairments plus restructuring related charges plus realized gains or losses on currency derivatives less the gain or loss on purchase or sale of subsidiaries as well as the disposal of assets. • Adjusted free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value, gains on proceeds from insurance, and proceeds from the sale of assets. • Cash interest, net is cash paid for interest, less cash received for interest. These non-GAAP financial measures are provided to enhance investors' understanding of our current operating results from the underlying and ongoing business for the same reasons they are used by management. For example, for acquisitions we believe excluding the costs related to the purchase of a business (such as amortization of acquired intangible assets, contingent consideration, or impairment of goodwill) provides further insight into the performance of the underlying acquired business in addition to that provided by our GAAP operating income. As another example, as we do not apply hedge accounting for certain derivative contracts, we believe inclusion of realized gains and losses on these contracts that are intended to be matched against operational currency fluctuations provides further insight into our operating performance in addition to that provided by our GAAP operating income. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this document. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. Page 19 of 27

CONSTANT-CURRENCY REVENUE GROWTH RATES (Quarterly) Total Company Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Reported revenue growth 15% 14% 7% (1) % 13% 9% 8% 9% 5 % Currency impact 4% 7% 8% 7% 3% — % (4) % (3) % (1) % Revenue growth in constant currency 19% 21% 15% 6% 16% 9% 4% 6% 4 % Impact of TTM acquisitions, divestitures & JVs (2) % (2) % (1) % (1) % — % — % — % — % — % Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs 17% 19% 14% 5% 16% 9% 4% 6% 4 % Vista Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Reported revenue growth 8% 6% 6% (2) % 14% 11% 7% 11% 5 % Currency impact 2% 4% 4% 4% 2% 1% (1) % (2) % — % Revenue growth in constant currency 10% 10% 10% 2% 16% 12% 6% 9% 5 % Impact of TTM acquisitions, divestitures & JVs (2) % (2) % (2) % — % — % — % — % — % — % Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs 8% 8% 8% 2% 16% 12% 6% 9% 5 % PrintBrothers Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Reported revenue growth 28% 36% 6% 8% 16% 9% 15% 11% 8 % Currency impact 9% 18% 17% 12% 5% (2) % (9) % (6) % (2) % Revenue growth in constant currency 37% 54% 23% 20% 21% 7% 6% 5% 6 % Impact of TTM acquisitions (1) % (2) % (1) % (2) % 1% — % — % — % — % Revenue growth in constant currency excl. TTM acquisitions 36% 52% 22% 18% 22% 7% 6% 5% 6 % The Print Group Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Reported revenue growth 26% 25% 6% (1) % 13% 4% 5% 4% 3 % Currency impact 9% 17% 18% 12% 6% (2) % (8) % (5) % (1) % Revenue growth in constant currency 35% 42% 24% 11% 19% 2% (3) % (1) % 2 % National Pen Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Reported revenue growth 16% 10% 18% (3) % 12% 10% 7% 8% 10 % Currency impact 3% 4% 6% 6% 3% — % (2) % (3) % — % Revenue growth in constant currency 19% 14% 24% 3% 15% 10% 5% 5% 10 % All Other Businesses Q3FY22 Q4FY22 Q1FY23 Q2FY23 Q3FY23 Q4FY23 Q1FY24 Q2FY24 Q3FY24 Reported revenue growth 10% 5% 8% 4% 1% 2% — % — % — % Currency impact (1) % (1) % — % (1) % — % — % (1) % — % — % Revenue growth in constant currency 9% 4% 8% 3% 1% 2% (1) % — % — % Impact of TTM acquisitions and divestitures (4) % (1) % — % — % — % — % — % — % — % Revenue growth in constant currency excl. TTM acquisitions & divestitures 5% 3% 8% 3% 1% 2% (1) % — % — % Note: Total company revenue growth in constant currency excluding TTM acquisitions, divestitures and joint ventures for all periods excludes the impact of currency. The organic constant-currency growth rate excludes 99designs revenue in Q1 FY2022, Depositphotos/VistaCreate revenue from Q2 FY2022 through Q1 FY2023, and the revenue from several small acquired businesses for the first year after acquisition. Values may not sum to total due to rounding. Page 20 of 27

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.)
(Quarterly)

Upload and Print ($M)	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
PrintBrothers reported revenue	$ 120.0	$ 143.9	$ 132.7	$ 148.6	$ 139.6	$ 157.6	$ 152.2	$ 165.1	$ 150.3
The Print Group reported revenue	$ 75.4	$ 91.3	$ 76.8	$ 89.3	$ 85.5	$ 95.3	$ 80.5	$ 93.3	$ 88.0
Upload and Print inter-segment eliminations	$ (0.4)	$ (0.2)	$ (0.1)	$ (0.2)	$ (0.2)	$ (0.2)	$ (0.1)	$ (0.2)	$ (0.1)
Total Upload and Print revenue in USD	**$ 195.0**	**$ 235.0**	**$ 209.4**	**$ 237.7**	**$ 224.9**	**$ 252.7**	**$ 232.6**	**$ 258.2**	**$ 238.2**

Upload and Print	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
Reported revenue growth	27 %	32 %	6 %	4 %	15 %	7 %	11 %	9 %	6 %
Currency impact	9 %	17 %	18 %	13 %	5 %	(2)%	(8)%	(6)%	(2)%
Revenue growth in constant currency	36 %	49 %	24 %	17 %	20 %	5 %	3 %	3 %	4 %
Impact of TTM acquisitions	(1)%	(2)%	(1)%	(2)%	1 %	— %	— %	— %	— %
Revenue growth in constant currency excl. TTM acquisitions	35 %	47 %	23 %	15 %	21 %	5 %	3 %	3 %	4 %

CONSTANT-CURRENCY REVENUE GROWTH RATES
(YTD)

Total Company	YTD Q3FY22	YTD Q3FY23	YTD Q3FY24
Reported revenue growth	12 %	6 %	7 %
Currency impact	1 %	6 %	(2)%
Revenue growth in constant currency	11 %	12 %	5 %
Impact of TTM acquisitions, divestitures & JVs	(2)%	(1)%	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	9 %	11 %	5 %

Vista	YTD Q3FY22	YTD Q3FY23	YTD Q3FY24
Reported revenue growth	6 %	5 %	8 %
Currency impact	— %	4 %	(1)%
Revenue growth in constant currency	5 %	9 %	7 %
Impact of TTM acquisitions, divestitures & JVs	(3)%	(1)%	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	2 %	8 %	7 %

PrintBrothers	YTD Q3FY22	YTD Q3FY23	YTD Q3FY24
Reported revenue growth	21 %	10 %	11 %
Currency impact	2 %	12 %	(5)%
Revenue growth in constant currency	21 %	22 %	6 %
Impact of TTM acquisitions, divestitures & JVs	— %	(1)%	— %
Revenue growth in constant currency ex. TTM acquisitions, divestitures & JVs	21 %	21 %	6 %

Values may not sum to total due to rounding.

Page 21 of 27

CONSTANT-CURRENCY REVENUE GROWTH RATES (CONT.) (YTD) The Print Group YTD Q3FY22 YTD Q3FY23 YTD Q3FY24 Reported revenue growth 18% 6% 4 % Currency impact 2% 11% (5) % Revenue growth in constant currency 16% 17% (1) % National Pen YTD Q3FY22 YTD Q3FY23 YTD Q3FY24 Reported revenue growth 9% 6% 8 % Currency impact 1% 6% (2) % Revenue growth in constant currency 7% 12% 6 % Values may not sum to total due to rounding. Page 22 of 27

EBITDA (LOSS) BY REPORTABLE SEGMENT ("SEGMENT EBITDA")

(Quarterly, in millions)

	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
Vista	$ 25.5	$ 12.1	$ 30.7	$ 55.2	$ 60.4	$ 77.8	$ 74.4	$103.2	$ 71.8
PrintBrothers	12.4	19.5	15.0	19.5	15.9	20.5	19.8	28.3	16.8
The Print Group	11.9	16.0	12.2	13.7	13.6	20.6	13.6	18.4	18.2
National Pen	(0.9)	4.2	(1.3)	24.8	(3.3)	3.6	(8.3)	25.9	4.8
All Other Businesses	6.0	6.0	6.2	5.4	5.0	8.6	6.5	8.0	4.0
Total segment EBITDA	**$ 55.0**	**$ 57.8**	**$ 62.8**	**$118.5**	**$ 91.6**	**$131.0**	**$106.0**	**$183.8**	**$115.6**
Central and corporate costs ex. unallocated SBC	(34.3)	(37.0)	(35.5)	(35.6)	(38.4)	(31.9)	(32.1)	(32.1)	(34.9)
Unallocated SBC	(1.8)	(2.0)	1.0	1.8	3.9	1.2	0.3	(3.9)	(4.5)
Exclude: share-based compensation included in segment EBITDA	12.7	13.6	10.5	11.5	7.2	10.4	12.5	17.6	18.4
Include: Realized gains (losses) on certain currency derivatives not included in segment EBITDA	2.0	5.4	6.9	14.9	4.8	3.2	2.1	0.9	(0.3)
Adjusted EBITDA[2,3]	**$ 33.6**	**$ 37.8**	**$ 45.6**	**$111.2**	**$ 69.1**	**$113.9**	**$ 88.7**	**$166.4**	**$ 94.2**
Depreciation and amortization	(43.7)	(42.3)	(40.9)	(40.9)	(39.8)	(40.9)	(39.9)	(39.1)	(37.1)
Share-based compensation expense[1]	(12.7)	(13.6)	(10.5)	(11.5)	(7.2)	(10.4)	(12.5)	(17.6)	(18.4)
Certain impairments and other adjustments	(0.3)	6.5	(3.5)	0.9	0.5	(5.0)	(0.5)	(0.6)	0.3
Restructuring-related charges	(3.4)	(10.2)	(1.8)	(11.2)	(30.1)	(0.6)	0.3	(0.5)	(0.1)
Realized (gains) losses on currency derivatives not included in operating income	(2.0)	(5.4)	(6.9)	(14.9)	(4.8)	(3.2)	(2.1)	(0.9)	0.3
Total income (loss) from operations	**$(28.4)**	**$(27.2)**	**$(18.0)**	**$ 33.6**	**$(12.2)**	**$ 53.9**	**$ 34.1**	**$107.7**	**$ 39.2**
Operating income (loss) margin	*(4)%*	*(4)%*	*(3)%*	*4 %*	*(2)%*	*7 %*	*5 %*	*12 %*	*5 %*
Operating income (loss) year-over-year growth	*81 %*	*(401)%*	*(206)%*	*(61)%*	*57 %*	*298 %*	*290 %*	*221 %*	*422 %*

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.

[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.

[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 23 of 27

ADJUSTED EBITDA
(Quarterly, in millions)

	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
GAAP operating income (loss)	($28.4)	($27.2)	($18.0)	$33.6	($12.2)	$53.9	$34.1	$107.7	$39.2
Depreciation and amortization	$43.7	$42.3	$40.9	$40.9	$39.8	$40.9	$39.9	$39.1	$37.1
Share-based compensation expense[1]	$12.7	$13.6	$10.5	$11.5	$7.2	$10.4	$12.5	$17.6	$18.4
Certain impairments and other adjustments	$0.3	($6.5)	$3.5	($0.9)	($0.5)	$5.0	$0.5	$0.6	($0.3)
Restructuring related charges	$3.4	$10.2	$1.8	$11.2	$30.1	$0.6	($0.3)	$0.5	$0.1
Realized gains (losses) on currency derivatives not included in operating income	$2.0	$5.4	$6.9	$14.9	$4.8	$3.2	$2.1	$0.9	($0.3)
Adjusted EBITDA[2,3]	**$33.6**	**$37.8**	**$45.6**	**$111.2**	**$69.1**	**$113.9**	**$88.7**	**$166.4**	**$94.2**

ADJUSTED EBITDA
(YTD, in millions)

	YTD Q3FY22	YTD Q3FY23	YTD Q3FY24
GAAP operating income (loss)	$74.5	$3.4	$181.0
Depreciation and amortization	$133.4	$121.6	$116.1
Share-based compensation expense[1]	$36.2	$29.3	$48.5
Certain impairments and other adjustments	($3.2)	$2.0	$0.8
Restructuring related charges	$3.4	$43.1	$0.3
Realized gains (losses) on currency derivatives not included in operating income	($1.0)	$26.6	$2.6
Adjusted EBITDA [2,3]	**$243.3**	**$225.9**	**$349.3**

ADJUSTED EBITDA
(TTM, in millions)

	TTM Q3FY22	TTM Q4FY22	TTM Q1FY23	TTM Q2FY23	TTM Q3FY23	TTM Q4FY23	TTM Q1FY24	TTM Q2FY24	TTM Q3FY24
GAAP operating income (loss)	$83.5	$47.3	$12.4	($40.0)	($23.8)	$57.3	$109.4	$183.5	$234.9
Depreciation and amortization	$177.9	$175.7	$172.2	$167.8	$163.9	$162.4	$161.4	$159.6	$157.0
Share-based compensation expense[1]	$50.2	$49.8	$49.2	$48.3	$42.8	$39.7	$41.7	$47.8	$58.9
Certain impairments and other adjustments	($3.9)	($9.7)	($5.5)	($3.7)	($4.5)	$6.9	$4.0	$5.5	$5.7
Restructuring related charges	$3.3	$13.6	$15.7	$26.6	$53.3	$43.8	$41.6	$30.9	$0.9
Realized gains (losses) on currency derivatives not included in operating income	($5.5)	$4.4	$15.0	$29.2	$32.0	$29.7	$24.9	$10.9	$5.8
Adjusted EBITDA[2,3]	**$305.5**	**$281.1**	**$259.0**	**$228.2**	**$263.7**	**$339.8**	**$383.0**	**$438.2**	**$463.2**

[1]SBC expense listed here excludes the portion included in restructuring-related charges to avoid double counting.
[2]This metric uses the definition of adjusted EBITDA as outlined above and therefore does not include the pro-forma impact of acquisitions, divestitures or the annualized benefit from actioned cost saving initiatives; however, our debt covenants allow for the inclusion of pro-forma impacts to adjusted EBITDA.
[3]Adjusted EBITDA includes 100% of the results of our consolidated subsidiaries and therefore does not give effect to adjusted EBITDA attributable to noncontrolling interests. This is to most closely align to our debt covenant and cash flow reporting.

Values may not sum to total due to rounding.

Page 24 of 27

ADJUSTED FREE CASH FLOW

(Quarterly, in millions)

	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
Net cash (used in) provided by operating activities	($48.2)	$87.8	($25.3)	$81.1	$12.6	$61.8	$42.3	$174.9	$8.4
Purchases of property, plant and equipment	($15.6)	($11.9)	($11.8)	($14.7)	($11.0)	($16.3)	($22.6)	($11.4)	($10.5)
Capitalization of software and website development costs	($17.7)	($15.4)	($15.3)	($13.9)	($14.9)	($13.6)	($14.4)	($13.9)	($15.0)
Proceeds from sale of assets[2]	$1.6	$10.3	$0.1	$1.2	$0.5	$2.8	$5.6	$0.4	$0.4
Adjusted free cash flow[2]	**($79.9)**	**$70.8**	**($52.2)**	**$53.7**	**($12.8)**	**$34.7**	**$10.9**	**$150.0**	**($16.6)**

Reference:

	Q3FY22	Q4FY22	Q1FY23	Q2FY23	Q3FY23	Q4FY23	Q1FY24	Q2FY24	Q3FY24
Value of finance leases	$0.2	$3.3	$2.4	$6.2	$5.8	$5.9	$0.4	$1.8	$2.2
Cash restructuring payments	$—	$—	$7.9	$1.9	$5.0	$22.3	$5.7	$1.2	$0.5
Cash paid for interest	$13.8	$34.6	$15.1	$35.8	$20.0	$43.2	$24.2	$42.4	$23.9
Cash received for interest	($0.8)	($1.0)	($2.1)	($3.0)	($3.0)	($3.4)	($3.3)	($2.8)	($5.0)
Cash interest, net[1]	**$13.0**	**$33.6**	**$13.0**	**$32.8**	**$17.0**	**$39.7**	**$20.9**	**$39.6**	**$18.9**

ADJUSTED FREE CASH FLOW

(YTD, in millions)

	YTD Q3FY22	YTD Q3FY23	YTD Q3FY24
Net cash provided by operating activities	$131.7	$68.5	$225.6
Purchases of property, plant and equipment	($42.1)	($37.5)	($44.4)
Capitalization of software and website development costs	($49.9)	($44.2)	($43.4)
Proceeds from sale of assets[2]	$4.2	$1.9	$6.4
Adjusted free cash flow[2]	**$43.9**	**($11.3)**	**$144.2**

Reference:

	YTD Q3FY22	YTD Q3FY23	YTD Q3FY24
Value of finance leases	$3.8	$14.4	$4.4
Cash restructuring payments	$0.2	$14.9	$7.4
Cash paid for interest	$63.5	$70.8	$90.6
Cash received for interest	($2.2)	($8.0)	($11.2)
Cash interest, net[1]	**$61.3**	**$62.8**	**$79.3**

[1] *Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to this quarter, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.*

[2] *During the quarter ended September 30, 2023 we revised our definition of adjusted free cash flow to include proceeds from the sale of assets. We have recast all periods in the chart above to include the benefit from the proceeds from sale of assets. The Q2FY22 amounts above exclude the cash received for the sale of a manufacturing facility in which a finance lease purchase option was exercised immediately preceding the sale. The outflow for the purchase option exercise was included in the payments for finance lease obligations within the US GAAP Statement of Cash Flows, which is excluded from our definition of Adjusted Free Cash Flow and therefore the proceeds from the sale of this asset have been excluded, as well.*

Values may not sum to total due to rounding.

Page 25 of 27

ADJUSTED FREE CASH FLOW

(TTM, in millions)

	TTM Q3FY22	TTM Q4FY22	TTM Q1FY23	TTM Q2FY23	TTM Q3FY23	TTM Q4FY23	TTM Q1FY24	TTM Q2FY24	TTM Q3FY24
Net cash provided by operating activities	$178.0	$219.5	$157.7	$95.5	$156.3	$130.3	$197.8	$291.6	$287.4
Purchases of property, plant and equipment	($57.9)	($54.0)	($57.2)	($54.0)	($49.4)	($53.8)	($64.6)	($61.2)	($60.7)
Capitalization of software and website development costs	($65.5)	($65.3)	($65.0)	($62.4)	($59.6)	($57.8)	($56.9)	($56.9)	($57.0)
Proceeds from sale of assets[2]	$6.4	$14.5	$13.0	$13.3	$12.2	$4.7	$10.2	$9.3	$9.2
Adjusted free cash flow[2]	**$60.9**	**$114.7**	**$48.5**	**($7.6)**	**$59.5**	**$23.4**	**$86.5**	**$182.8**	**$179.0**

Reference:

Value of new finance leases	$5.1	$7.0	$8.6	$12.1	$17.7	$20.3	$18.3	$13.9	$10.3
Cash restructuring payments	$2.7	$0.3	$8.2	$9.8	$14.9	$37.1	$34.9	$34.3	$29.7

Cash paid for interest	$114.2	$98.1	$98.8	$99.2	$105.4	$114.0	$123.1	$129.8	$133.7
Cash received for interest	($2.7)	($3.2)	($4.6)	($6.9)	($9.0)	($11.5)	($12.7)	($12.6)	($14.7)
Cash interest, net[1]	**$111.5**	**$94.9**	**$94.2**	**$92.4**	**$96.3**	**$102.5**	**$110.4**	**$117.2**	**$119.1**

[1] Cash interest, net is cash interest payments, partially offset by cash interest received on our cash and marketable securities. Prior to this quarter, we showed only the cash interest payments related to our borrowing activity in this chart in our earnings materials. We have recast all periods in the chart above to include the interest received.

[2] During the quarter ended September 30, 2023 we revised our definition of adjusted free cash flow to include proceeds from the sale of assets. We have recast all periods in the chart above to include the benefit from the proceeds from sale of assets. The Q2FY22 amounts above exclude the cash received for the sale of a manufacturing facility in which a finance lease purchase option was exercised immediately preceding the sale. The outflow for the purchase option exercise was included in the payments for finance lease obligations within the US GAAP Statement of Cash Flows, which is excluded from our definition of adjusted free cash flow and therefore the proceeds from the sale of this asset have been excluded, as well.

Values may not sum to total due to rounding.

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ABOUT CIMPRESS: Cimpress plc (Nasdaq: CMPR) invests in and builds customer-focused, entrepreneurial, print mass-customization businesses for the long term. Mass customization is a competitive strategy which seeks to produce goods and services to meet individual customer needs with near mass production efficiency. Cimpress businesses include BuildASign, Drukwerkdeal, Exaprint, National Pen, Pixartprinting, Printi, Vista and WIRmachenDRUCK. To learn more, visit https://www.cimpress.com. Cimpress and the Cimpress logo are trademarks of Cimpress plc or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders. CONTACT INFORMATION: Investor Relations: Media Relations: Meredith Burns Sara Litwiller ir@cimpress.com mediarelations@cimpress.com +1.781.652.6480 SAFE HARBOR STATEMENT: This earnings commentary contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including our expectations for the growth and development of our businesses, revenue growth, adjusted EBITDA, income, adjusted free cash flow, net leverage, and other financial results for fiscal year 2024, fiscal year 2025, and beyond, and our plans for investments in our business and other capital allocations. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts and estimates are based; the development, duration, and severity of supply chain constraints and inflation; our failure to execute on the transformation of the Vista business; costs and disruptions caused by acquisitions; our inability to make investments in our businesses and allocate our capital as planned or the failure of those investments and allocations to achieve the results we expect; the failure of the businesses we acquire or invest in to perform as expected; loss of key personnel or our inability to hire and retain talented personnel; our failure to develop and deploy our mass customization platform or the failure of the mass customization platform to drive the performance, efficiencies, and competitive advantage we expect; unanticipated changes in our markets, customers, or businesses; disruptions caused by political instability and war in Ukraine, Israel, or elsewhere; our failure to attract new customers and retain our current customers; our failure to manage the growth and complexity of our business; changes in the laws and regulations, or in the interpretation of laws and regulations, that affect our businesses; our ability to maintain compliance with our debt covenants and pay our debts when due; general economic conditions; and other factors described in our Form 10-K for the fiscal year ended June 30, 2023 and the other documents we periodically file with the U.S. SEC. In addition, the statements and projections in this quarterly earnings document represent our expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this document. Page 27 of 27